      As filed with the Securities and Exchange Commission on April 3, 2001
                            Registration No. 33-56917

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE

                               AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             THE RYLAND GROUP, INC.
             (Exact name of registrant as specified in its charter)


                         MARYLAND                                                 52-0849948
             (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
              incorporation or organization)

                   24025 PARK SORRENTO
                        SUITE 400
                  CALABASAS, CALIFORNIA                                              91302
         (Address of principal executive offices)                                 (Zip Code)

          THE RYLAND GROUP, INC. 1992 NON-EMPLOYEE DIRECTOR EQUITY PLAN
                              (Full title of plan)

                          (Name, address and telephone
                          number of agent for service)
                                TIMOTHY J. GECKLE
                             THE RYLAND GROUP, INC.
                         24025 PARK SORRENTO, SUITE 400
                           CALABASAS, CALIFORNIA 91302
                                  818-223-7500

                                EXPLANATORY NOTE

         The Ryland Group, Inc., a Maryland corporation (the "Registrant"), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on December 16, 1994 (file no. 33-56917) with respect to shares of the Registrant's Common Stock, par value $1.00 (the "Common Stock"), thereby registered for offer or sale pursuant to The Ryland Group, Inc. 1992 Non-Employee Director Equity Plan (the "1992 Plan"). A total of 100,000 shares were registered for issuance under the Registrant's 1992 Plan.

         The Registrant has since adopted a new non-employee director equity plan, The Ryland Group, Inc. 2000 Non-Employee Director Equity Plan (the "2000 Plan") which replaces the 1992 Plan as of the date the shareholders approved the 2000 Plan. No future awards will be made under the 1992 Plan. According to the terms of the 2000 Plan, shares that were available for grant under the 1992 Plan that were not granted under the 1992 Plan are available for issuance under the 2000 Plan. The total number of shares available for grant under the 1992 Plan on the date the Registrant's shareholders approved the 2000 Plan was 28,300 shares (the "Carried Forward Shares"). The Carried Forward Shares are hereby deregistered.

         Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (file no. 33-56917), the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2000 Plan, including but not limited to the Carried Forward Shares.

         In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July
1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the 1992 Plan to the 2000 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the 1992 Plan to the Registration Statement on Form S-8 for the 2000 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------
24.0                         Power of Attorney (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 2nd day of April, 2001.


                                THE RYLAND GROUP, INC.



                                By:  /s/ Timothy J. Geckle
                                     -----------------------------------------
                                       Timothy J. Geckle
                                       Senior Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                        Date
---------                                                     -----                                        ----
/s/ Timothy J. Geckle                                As Attorney-in-Fact for                          April 2, 2001
-----------------------                                   R. Chad Dreier
Timothy J. Geckle                              Chairman of the Board, President and
                                                     Chief Executive Officer
                                                  (Principal Executive Officer)


/s/ Timothy J. Geckle                                As Attorney-in-Fact for                          April 2, 2001
-----------------------                                  Gordon A. Milne
Timothy J. Geckle                                   Senior Vice President and
                                                     Chief Financial Officer
                                                  (Principal Financial Officer)


/s/ Timothy J. Geckle                                As Attorney-in-Fact for                          April 2, 2001
-----------------------                                  David L. Fristoe
Timothy J. Geckle                             Senior Vice President, Controller and
                                                     Chief Accounting Officer
                                                  (Principal Accounting Officer)

A majority of the Board of Directors:

R. Chad Dreier, Leslie M. Frecon, William L. Jews, William G. Kagler, Ned Mansour, Robert E. Mellor, Norman J. Metcalfe, Charlotte St. Martin, Paul J. Varello, John O. Wilson

/s/ Timothy J. Geckle                                  As Attorney-in-Fact                            April 2, 2001
-----------------------
Timothy J. Geckle